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                                                                    EXHIBIT 23.7


                    CONSENT OF BERWIND FINANCIAL GROUP, L.P.


     We hereby consent to the reference in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of Keystone Financial, Inc. to our opinion, dated March 26, 1997, with respect to the merger of Keystone Financial, Inc. and Financial Trust Corp, and to our firm, respectively, and to the inclusion of such opinion as an annex to the Joint Proxy Statement/Prospectus.

                                         BERWIND FINANCIAL GROUP, L.P.


                                         By         Michael J. Hughes
                                               ------------------------------

                                         Title    Senior Vice President
                                               ------------------------------

Philadelphia, Pennsylvania
March 26, 1997